INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                                    Exhibit 11
Primary Income Per Share Calculation                                                                             Page 1 of 2


                                                 Three months ended                               Six months ended
                                  ----------------------------------------------  -----------------------------------------------
                                        July 30, 1994           July 31, 1993           July 30, 1994             July 31, 1993
                                  ----------------------------------------------  -----------------------------------------------
                                       $      Per Share       $       Per Share        $        Per Share        $       Per Share
                                  ----------  ---------   ---------   ---------   -----------   ---------   ----------   ----------
Continuing operations              2,695,000    $0.08     9,194,000     $0.26     15,488,000      $0.43     17,515,000     $0.48
Discontinued operation                    --       --            --        --             --         --     (2,468,000)    (0.06)
Sale of BizMart                           --       --            --        --             --         --      6,298,000      0.17
                                  ----------  ---------   ---------   ---------   ----------    ---------   ----------   ----------
Net income (loss)                  2,695,000     $0.08    9,194,000      $0.26     15,488,000     $0.43     21,345,000     $0.59
                                  ==========  =========   ==========  =========   ==========    =========   ==========   ==========

Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                35,849,715              35,815,645                35,951,865                36,257,439
                                             ==========              ==========                ==========                ==========


Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities

                                                   Three months ended                              Six months ended
                                  -----------------------------------------------   -----------------------------------------------
                                       July 30, 1994              July 31, 1993          July 30, 1994           July 31, 1993
                                  ----------------------   ----------------------   ---------------------    ----------------------
                                   End of      Weighted      End of     Weighted     End of      Weighted     End of      Weighted
                                   Period      Average       Period     Average      Period      Average      Period      Average
                                  ----------  ----------   ----------  ----------   ----------  ----------   ----------  ----------
Common shares outstanding         39,467,719  35,215,154   38,741,834  35,109,604   39,467,719  35,172,791   38,741,834  35,304,221

Common share equivalents:
 Options                           3,208,565   3,220,141    2,687,510   2,719,884    3,208,565   3,118,105    2,687,510   3,616,950

  Assumed repurchased @ average price         (2,585,580)              (2,083,207)              (2,339,031)              (2,698,152)

 Warrants                                  0           0            0     105,495            0           0            0      52,747

  Assumed repurchased @ average price                  0                  (36,131)                       0                  (18,327)
                                              ----------               ----------               -----------              ----------
Weighted average common share equivalents        634,561                  706,041                  779,074                  953,218
                                              ----------               ----------               -----------              ----------
Weighted average common shares
 outstanding, common share equivalents
 & other dilutive securities                  35,849,715               35,815,645               35,951,865               36,257,439
                                              ==========               ==========               ==========               ==========

INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                                    Exhibit 11
Fully Diluted Income Per Share Calculation                                                                       Page 2 of 2


                                                 Three months ended                                Six months ended
                                  ----------------------------------------------   ---------------------------------------------
                                       July 30, 1994(1)          July 31, 1993           July 30, 1994(1)      July 31, 1993
                                  ----------------------------------------------   ---------------------------------------------
                                       $       Per Share        $      Per Share        $      Per Share       $       Per Share
                                  -----------  ---------   ----------  ---------   ----------  ---------   ----------  ---------
Continuing operations              2,695,000     $0.08      9,194,000     $0.26    15,488,000    $0.43     17,515,000    $0.48
Discontinued operation                    --        --             --        --            --       --     (2,468,000)   (0.06)
Sale of BizMart                           --        --             --        --            --       --      6,298,000     0.17
                                  ----------   ---------   ----------  ---------   ----------  ---------   ----------  ---------
Net income (loss)                  2,695,000     $0.08      9,194,000     $0.26    15,488,000    $0.43     21,345,000    $0.59
                                  ==========   =========   ==========  =========   ==========  =========   ==========  =========
Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                 35,849,715               35,919,837             35,951,865              36,386,351
                                              ==========               ==========             ==========              ==========


Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities

                                                   Three months ended                            Six months ended
                                  -----------------------------------------------   -----------------------------------------------
                                     July 30, 1994(1)           July 31, 1993           July 30, 1994(1)         July 31, 1993
                                  ----------------------   ----------------------   ----------------------   ----------------------
                                    End of     Weighted      End of     Weighted      End of     Weighted      End of     Weighted
                                    Period     Average       Period     Average       Period     Average       Period     Average
                                  ----------  ----------   ----------  ----------   ----------  ----------   ----------  ----------
Common shares outstanding         39,467,719  35,215,154   38,741,834  35,109,604   39,467,719  35,172,791   38,741,834  35,304,221

Common share equivalents:
  Options                          3,208,565   3,220,141    2,687,510   2,719,884    3,208,565   3,118,105    2,687,510   3,616,950

    Assumed repurchased @ ending price        (2,585,580)              (1,982,817)              (2,339,031)              (2,569,008)

  Warrants                                 0           0            0     105,495            0           0            0      52,747

    Assumed repurchased @ ending price                 0                  (32,329)                       0                  (18,559)
                                              ----------                ----------              ----------               ----------
Weighted average common share equivalents        634,561                  810,233                  779,074                1,082,130
                                              ----------                ----------              ----------               ----------

Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                 35,849,715                35,919,837              35,951,865               36,386,351
                                              ==========                ==========              ==========               ==========

(1) For the three and six months ended July 30, 1994, the average market price for both periods exceeded the ending market price.
    As such, fully diluted earnings per share was antidilutive.